SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2018

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 4, 2018, Robert Bengston, Senior Vice President of Global Financial Services, informed PACCAR Inc (the “Company”) of his retirement on February 1, 2019, after 26 years of service.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The Company’s Board of Directors approved the Sixth Amended and Restated Bylaws of the Company, effective December 4, 2018. The amendment eliminated references to director classes as all directors will be elected annually commencing with the 2019 Annual Meeting of Stockholders. The full text of the Sixth Amended and Restated Bylaws is attached hereto as Exhibit 3(ii), with the amendments shown in redlined format.

Item 8.01. Other Events.

Item 8.01. On December 4, 2018, the Company’s Board of Directors elected Todd Hubbard, 56, as Vice President of Global Financial Services of the Company, effective February 1, 2019. Mr. Hubbard has served as President of PACCAR Financial Corp. since April 1, 2011 and prior to that was Assistant General Manager of Sales and Marketing for PACCAR Financial Corp.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following are furnished as Exhibits to this Report.

Exhibit Number	Description

3(ii)	Sixth Amended and Restated Bylaws of PACCAR Inc

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: December 6, 2018	By:	/s/ D. S. Grandstaff
D. S. Grandstaff
Vice President and General Counsel